UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Hasbro, Inc.
(Name of Registrant as Specified in Its Charter)

Alta Fox Opportunities Fund, LP

Alta Fox SPV 3, LP

Alta Fox SPV 3.1, LP

Alta Fox GenPar, LP

Alta Fox Equity, LLC

Alta Fox Capital Management, LLC

Connor Haley

Matthew Calkins

Jon Finkel

Marcelo Fischer

Rani Hublou

Carolyn Johnson

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Alta Fox Opportunities Fund, LP, together with the other participants named herein (collectively, “Alta Fox”), intends to file a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Hasbro, Inc., a Rhode Island corporation (the “Company”).

On the evening of March 15, 2022, Alta Fox uploaded the following materials to www.FreeTheWizards.com:

Certain Information Concerning the Participants

Alta Fox Opportunities Fund, LP (“Alta Fox Opportunities”), together with the other participants named herein (collectively, “Alta Fox”), intends to file a preliminary proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Hasbro, Inc., a Rhode Island corporation (the “Company”).

ALTA FOX STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A GOLD PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are expected to be Alta Fox Opportunities, Alta Fox SPV 3, LP (“Alta Fox SPV 3”), Alta Fox SPV 3.1, LP (“Alta Fox SPV 3.1”), Alta Fox GenPar, LP (“Alta Fox GP”), Alta Fox Equity, LLC (“Alta Fox Equity”), Alta Fox Capital Management, LLC (“Alta Fox Capital”), Connor Haley, Matthew Calkins, Jon Finkel, Marcelo Fischer, Rani Hublou and Carolyn Johnson (collectively, the “Participants”).

As of the date hereof, Alta Fox Opportunities directly beneficially owned 762,614 shares of Common Stock, $0.50 par value (the “Common Stock”), of the Company, including 150,000 shares of Common Stock underlying listed call options. As of the date hereof, Alta Fox SPV 3 directly beneficially owned 2,250,538 shares of Common Stock. As of the date hereof, Alta Fox SPV 3.1 directly beneficially owned 748,881 shares of Common Stock. Alta Fox Capital, as the investment manager of each of Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1, may be deemed to beneficially own the 3,762,033 shares of Common Stock beneficially owned in the aggregate by Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. Alta Fox GP, as the general partner of each of Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1, may be deemed to beneficially own the 3,762,033 shares of Common Stock beneficially owned in the aggregate by Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. Alta Fox Equity, as the general partner of Alta Fox GP, may be deemed to beneficially own the 3,762,033 shares of Common Stock beneficially owned in the aggregate by Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. Mr. Haley, as the sole owner, member and manager of each of Alta Fox Capital and Alta Fox Equity, may be deemed to beneficially own the 3,762,033 shares of Common Stock beneficially owned in the aggregate by Alta Fox, Alta Fox SPV 3 and Alta Fox SPV 3.1. As of the date hereof, Mr. Calkins directly beneficially owned 51,495 shares of Common Stock. As of the date hereof, Mr. Fischer directly beneficially owned 5,327 shares of Common Stock. As of the date hereof, Ms. Johnson directly beneficially owned 500 shares of Common Stock. As of the date hereof, Ms. Hublou directly beneficially owned 100 shares of Common Stock. As of the date hereof, Mr. Finkel does not beneficially own any shares of Common Stock.